Exhibit 99.1
NEWS RELEASE
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION ANNOUNCES ACQUISITION OF MORE THAN 18,500 RAILCARS FROM GE CAPITAL RAIL SERVICES
CHICAGO, IL, March 24, 2014 GATX Corporation (NYSE:GMT) announced its purchase of GE Capital Rail Services’ North American per diem boxcar fleet, consisting of more than 18,500 boxcars. The purchase price was approximately $340 million.
Brian A. Kenney, president and chief executive officer of GATX said, “This fleet acquisition establishes GATX as the leader in the boxcar leasing market and adds a significant number of railcars to our fleet that are critical-use assets for certain important sectors of the North American economy. Many of the customers utilizing this fleet are existing GATX customers, and this acquisition enhances our ability to meet these customers’ broad rail transportation needs. The transaction is expected to be immediately accretive, although at this point we are not adjusting our previously announced 2014 earnings guidance.”
GATX expects the acquired fleet to generate approximately $70 million in annual revenue. The average age of the fleet is 34 years relative to the statutory life of 50 years.
COMPANY DESCRIPTION
GATX Corporation (NYSE: GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees, and the communities where it operates. Controlling one of the largest railcar lease fleets in the world, GATX has provided quality railcars and services to its customers for more than 115 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898. For more information, visit the Company’s website at www.gatx.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. These statements refer to information that is not purely historical, such as estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions on which those statements are based. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC, and that actual results or events may differ materially from the forward-looking statements.
Specific risks and uncertainties that might cause actual results to differ from expectations include, but are not limited to, (1) changes in regulatory requirements for tank cars in crude, ethanol and other flammable liquid commodity service; (2) competitive factors in our primary markets, including lease pricing and asset availability; (3) weak economic conditions, financial market volatility and other factors that may negatively affect the rail, marine and other industries served by us and our customers; (4) inability to maintain satisfactory lease rates or utilization levels for our assets, or increased operating costs in our primary operating segments; (5) changes to the laws, rules and regulations applicable to us and our rail, marine and other assets, or failure to comply with those laws, rules and regulations; (6) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives; (7) operational and financial risks associated with long-term railcar purchase commitments; (8) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (9) unfavorable conditions affecting certain assets, customers or regions where we have a large investment; (10) risks related to our international operations and expansion into new geographic markets; (11) inadequate allowances to cover credit losses in our portfolio or declines in the credit quality of our customer base; (12) impaired asset charges that may result from weak economic or market conditions, changes to the laws, rules or regulations affecting our assets, events related to particular customers or asset types, or portfolio management decisions we implement; (13) environmental remediation costs or a negative outcome in our pending or threatened litigation; (14) our inability to obtain cost-effective insurance; (15) operational and financial risks related to our affiliate investments, particularly where certain affiliates may contribute significantly to our consolidated operating profit; (16) reduced opportunities to generate asset remarketing income; and (17) failure to successfully negotiate collective bargaining agreements with the labor relations with unions representing a substantial portion of our employees.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date hereof. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:
Jennifer Van Aken
Director, Investor Relations
GATX Corporation
312-621-6689
jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(03/24/14)